Exhibit 99.1

Coffee Holding Co., Inc. Reports Results for the Three and Six Months Ended April 30, 2012

STATEN ISLAND, N.Y., June 12, 2012 (GLOBE NEWSWIRE) -- Coffee Holding Co., Inc. ("Coffee Holding") (Nasdaq:JVA) today announced its operating results for the three and six months ended April 30, 2012. In this release, the Company:

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Reports net sales of $93,687,243 for the six months ended April 30, 2012 and $37,085,559 for the three months ended April 30, 2012 compared to net sales of $62,973,110 for the six months ended April 30, 2011 and $37,332,017 for the three months ended April 30, 2011; and

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Reports net loss of $370,247, or $0.06 per share (basic and diluted) for the three months ended April 30, 2012 compared to net income of $1,187,957, or $0.22 per share (basic and diluted) for the three months ended April 30, 2011.

Results of Operations

The Company had a net loss of $370,247, or $0.06 per share (basic and diluted), for the three months ended April 30, 2012 compared to net income of $1,187,957 or $0.22 per share (basic and diluted), for the three months ended April 30, 2011.  The Company had a net income of $1,208,098, or $0.19 per share basic and $0.18 per share diluted, for the six months ended April 30, 2012 compared to net income of $2,229,029 or $0.41 per share (basic and diluted), for the six months ended April 30, 2011. The decrease in net income primarily reflects increased cost of sales due to a $2.3 million change in our commodity trading.

Net sales totaled $37,085,559 for the three months ended April 30, 2012, a decrease of $246,458, or .6%, from $37,332,017 for the three months ended April 30, 2011. The decrease in net sales reflects a decrease in coffee prices on average of $1.00 per pound compared to pricing in 2011 and lower sales prices in certain business areas compared to the second quarter of fiscal 2011. Net sales totaled $93,687,243 for the six months ended April 30, 2012, an increase of $30,714,133, or 49%, from $62,973,110 for the six months ended April 30, 2011. The increase in net sales reflects additional poundage sold, as well as additional sales of green coffee to new customers and increased branded sales partially offset by lower private label sales.

Cost of sales for the three months ended April 30, 2012 was $35,701,667 or 96.3% of net sales, as compared to $33,732,954 or 90.3% of net sales for the three months ended April 30, 2011. Cost of sales for the six months ended April 30, 2012 was $87,853,608 or 93.8% of net sales, as compared to $56,292,992 or 89.4% of net sales for the six months ended April 30, 2011. The increase in cost of sales reflects the increased cost of green coffee, hedging losses, additional poundage sold, as well as a greater shift in the percentage of sales of green coffee from roasted coffee sales.

Total operating expenses increased by $117,136, or 6.6%, to $1,904,349 for the three months ended April 30, 2012 as compared to operating expenses of $1,787,213 for the three months ended April 30, 2011. Total operating expenses increased by $257,173, or 7.4%, to $3,732,240 for the six months ended April 30, 2012 as compared to operating expenses of $3,475,067 for the six months ended April 30, 2011. The increase in operating expenses was due to increases in selling and administrative expenses, which were partially offset by a decrease in officers' salaries.

"Throughout 2012, most specifically the last 4 months, we have faced more challenges as a company than I can recall in my 30+ years in the industry.  Macro headwinds, a coffee market which has dropped over $1.00 per pound and a series of lower monthly closes in the price of coffee not seen in over 31 years reduced our sales numbers as well as our gross profit.  With the price of the underlying commodity decreasing rapidly, we believe many customers refrained from purchasing while awaiting lower prices as a decrease in the national coffee brands (which arrived in May) was highly anticipated.  As a result, sales of our private labels (by cases) during this period declined by 12% from the same period in 2011.  Partially offsetting this decrease, sales of green coffee to our gourmet roaster base increased by 11% in terms of pounds, and our sales would have been almost $2 million greater had the coffee market not collapsed as compared to prices during last year's quarter," noted Andrew Gordon, our President and CEO.

"On a positive note, sales of our brands, most notably Café Caribe and our licensed S&W increased dramatically during this period as compared to last year as a result of both our marketing efforts and new increased customer base. In terms of cases, sales of Café Caribe were up 110% year over year and sales of S&W increased by 132% year over year. We believe this trend will continue regardless of any future instability in green coffee prices or economic conditions. Finally, although quarterly results are not what we had hoped for, we believe they do not adequately reflect the true condition of the company. We believe commodity prices will eventually recover reflecting the true supply/demand fundamentals of the coffee market rather than the current speculative and outside forces which have adversely affected the market during 2012. We believe we remain poised for further growth and will continue to operate the business in a manner which will allow us to remain both competitive and profitable for the foreseeable future," stated Mr. Gordon.

Quarterly Dividend

The Company's previously announced quarterly cash dividend of $0.03 per share will be paid to stockholders of record as of the close of business on July 16, 2012. The dividend will be paid on July 30, 2012.

About Coffee Holding

Coffee Holding is a leading integrated wholesale coffee roaster and dealer in the United States and one of the few coffee companies that offers a broad array of coffee products across the entire spectrum of consumer tastes, preferences and price points. Coffee Holding has been a family-operated business for three generations and has remained profitable through varying cycles in the coffee industry and the economy. The Company's private label and branded coffee products are sold throughout the United States, Canada and abroad to supermarkets, wholesalers, and individually owned and multi-unit retail customers.

Any statements that are not historical facts contained in this release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  We have based these forward-looking statements upon information available to management as of the date of this release and management's expectations and projections about certain future events. It is possible that the assumptions made by management for purposes of such statements may not materialize. Actual results may differ materially from those projected or implied in any forward-looking statements. Such statements may involve risks and uncertainties, including but not limited to those relating to product demand, coffee prices, pricing of our products, market acceptance, the effect of economic conditions, intellectual property rights, the outcome of competitive products, risks in product development, the results of financing efforts, the ability to complete transactions, and other factors discussed from time to time in the Company's Securities and Exchange Commission filings. The Company undertakes no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made.

ITEM 1.  FINANCIAL STATEMENTS
COFFEE HOLDING CO., INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
APRIL 30, 2012 AND OCTOBER 31, 2011

	April 30, 2012	October 31, 2011
	(unaudited)
- ASSETS -
CURRENT ASSETS:
Cash	$2,432,001	$4,244,335
Accounts receivable, net of allowances of $269,611 for 2012 and 2011	9,634,929	16,021,581
Inventories	11,993,084	13,475,855
Prepaid green coffee	50,283	388,754
Prepaid expenses and other current assets	207,145	275,679
Prepaid and refundable income taxes	501,191	377,972
Deferred income tax asset	365,978	896,400
TOTAL CURRENT ASSETS	25,184,611	35,680,576
Machinery and equipment, at cost, net of accumulated depreciation of $2,411,214 and $2,191,566 for 2012 and 2011, respectively	1,630,751	1,661,759
Customer list and relationships, net of accumulated amortization of $15,000 and $11,250 for 2012 and 2011, respectively	135,000	138,750
Trademarks	180,000	180,000
Goodwill	440,000	440,000
Equity investment	1,968,902	-
Deferred income tax asset	1,522	-
Deposits and other assets	683,643	677,606
TOTAL ASSETS	$30,224,429	$38,778,691
- LIABILITIES AND STOCKHOLDERS’ EQUITY -
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$5,950,502	$12,379,414
Line of credit	137,500	1,820,109
Due to broker	570,945	1,867,558
Income taxes payable	-	100
TOTAL CURRENT LIABILITIES	6,658,947	16,067,181

Deferred income tax liabilities	-	35,900
Deferred rent payable	156,795	146,921
Deferred compensation payable	554,490	538,707
TOTAL LIABILITIES	7,370,232	16,788,709
STOCKHOLDERS’ EQUITY:
Coffee Holding Co., Inc. stockholders’ equity:
Preferred stock, par value $.001 per share; 10,000,000 shares authorized; 0 issued	-	-
Common stock, par value $.001 per share; 30,000,000 shares authorized, 6,456,316 shares issued; 6,372,309 shares outstanding for 2012 and 2011	6,456	6,456
Additional paid-in capital	15,884,609	15,884,609
Contingent consideration	19,500	19,500
Retained earnings	7,089,046	6,268,326
Less: Treasury stock, 84,007 common shares, at cost for 2012 and 2011	(272,133)	(272,133)
Total Coffee Holding Co., Inc. Stockholders’ Equity	22,727,478	21,906,758
Noncontrolling interest	126,719	83,224
TOTAL EQUITY	22,854,197	21,989,982
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$30,224,429	$38,778,691

See notes to Condensed Consolidated Financial Statements.

COFFEE HOLDING CO., INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Six Months Ended April 30,		Three Months Ended April 30,
	2012	2011	2012	2011
NET SALES	$93,687,243	$62,973,110	$37,085,559	$37,332,017

COST OF SALES (including $17.5 and $11.7 million of related party costs for the six months ended April 30, 2012 and 2011, respectively. Including $7.0 and $6.8 million for the three months ended April 30, 2012 and 2011, respectively.)	87,853,608	56,292,992	35,701,667	33,732,594

GROSS PROFIT	5,833,635	6,680,118	1,383,892	3,599,423

OPERATING EXPENSES:
Selling and administrative	3,443,982	3,145,367	1,763,249	1,637,363
Officers’ salaries	288,258	329,700	141,100	149,850
TOTALS	3,732,240	3,475,067	1,904,349	1,787,213

INCOME (LOSS) FROM OPERATIONS	2,101,395	3,205,051	(520,457)	1,812,210

OTHER INCOME (EXPENSE)
Interest income	18,641	111,331	4,758	6,316
Loss from equity investment	(31,098)	-	(10,961)	-
Interest expense	(106,532)	(118,660)	(40,803)	(61,595)
TOTALS	(118,989)	(7,329)	(47,006)	(55,279)

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES AND NONCONTROLLING INTEREST IN SUBSIDIARY	1,982,406	3,197,722	(567,463)	1,756,931

Provision (benefit) for income taxes	730,813	958,656	(233,687)	568,996

NET INCOME (LOSS) BEFORE NONCONTROLLING INTEREST IN SUBSIDIARY	1,251,593	2,239,066	(333,776)	1,187,935
Less: Net (income) loss attributable to the noncontrolling interest	(43,495)	(10,037)	(36,471)	22

NET INCOME (LOSS) ATTRIBUTABLE TO COFFEE HOLDING CO., INC.	$1,208,098	$2,229,029	$(370,247)	$1,187,957

Basic earnings (loss) per share	$.19	$.41	$(.06)	$.22
Diluted earnings (loss) per share	$.18	$.41	$(.06)	$.22
Dividends declared per share	$.06	$.06	$.03	$.03

Weighted average common shares outstanding:
Basic	6,372,309	5,490,823	6,372,309	5,490,823
Diluted	6,644,309	5,500,823	6,372,309	5,500,823

See notes to Condensed Consolidated Financial Statements.

COFFEE HOLDING CO., INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED APRIL 30, 2012 AND 2011
(Unaudited)

	2012	2011
OPERATING ACTIVITIES:
Net income	$1,251,593	$2,239,066
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	223,398	219,633
Unrealized gain on commodities	(1,296,613)	(47,886)
Loss on equity investment	31,098	-
Deferred rent	9,874	11,083
Deferred income taxes	493,000	(123,000)
Changes in operating assets and liabilities:
Accounts receivable	6,386,652	(2,772,887)
Inventories	1,482,771	(1,222,985)
Prepaid expenses and other current assets	68,534	226,309
Prepaid green coffee	338,471	906,539
Prepaid and refundable income taxes	(123,219)	(100,724)
Accounts payable and accrued expenses	(6,428,912)	2,110,769
Deposits and other assets	9,746	9,744
Income taxes payable	(100)	183,129
Net cash provided by operating activities	2,446,293	1,638,790

INVESTING ACTIVITIES:
Equity investment	(2,000,000)	-
Purchases of machinery and equipment	(188,640)	(283,580)
Net cash used in investing activities	(2,188,640)	(283,580)

FINANCING ACTIVITIES:
Advances under bank line of credit	90,112,780	58,006,191
Principal payments under bank line of credit	(91,795,389)	(58,791,717)
Payment of dividend	(387,378)	(333,978)
Net cash used in financing activities	(2,069,987)	(1,119,504)

NET INCREASE (DECREASE) IN CASH	(1,812,334)	235,706

CASH, BEGINNING OF PERIOD	4,244,335	1,672,921

CASH, END OF PERIOD	$2,432,001	$1,908,627

SUPPLEMENTAL DISCLOSURE OF CASH FLOW DATA:
Interest paid	$121,872	$93,446
Income taxes paid	$343,805	$991,698

See notes to Condensed Consolidated Financial Statements.

CONTACT: Coffee Holding Co., Inc.
Andrew Gordon, President & CEO
(718) 832-0800